EXHIBIT 24(B)(5)

                                     FORM OF
                         INVESTMENT MANAGEMENT AGREEMENT

          AGREEMENT made this ____ day of __________, 1998, by and between KIEWIT INVESTMENT TRUST, a Delaware business trust (the "Fund"), and WILMINGTON TRUST COMPANY, a Delaware corporation (the "Manager").

1.                       DUTIES OF ADVISOR
                         -----------------

          The Fund hereby employs the Manager to manage the investment and reinvestment of the assets of the _____________________________ Series of the Fund (the "Series"), to continuously review, supervise and administer the Series' investment program, to determine in its discretion, and without prior consultation with the Fund, the securities to be purchased or sold and the portion of the Series' assets to be uninvested, to provide the Fund with records concerning the Manager's activities which the Fund is required to maintain, and to render regular reports to the Fund's officers and the Board of Trustees of the Fund, all in compliance with the Series' investment objective, policies and limitations set forth in the Fund's registration statement and applicable laws and regulations. Subject to compliance with the requirements of the Investment Company Act of 1940 (the "1940 Act"), the Manager may retain, at the Manager's own expense, one or more sub-advisers to the Series. The Manager accepts such employment and agrees to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services described herein on the terms and for the compensation provided herein.

1.                       SERIES TRANSACTIONS
                         -------------------

          The Manager is authorized to select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Series in accordance with the policies with respect to portfolio transactions set forth in the Fund's registration statement, and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein.

          It is understood that neither the Fund nor the Manager will adopt a formula for the allocation of Series brokerage. It is further understood that the Manager may, in its discretion, use brokers who provide a Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and the Manager may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Manager determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Manager to the Series and its other clients and that the total

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commissions paid by such Series will be reasonable inrelation to the benefits to the Series over the long term.

          It is understood that the Manager may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Series and for other clients in order to obtain the most favorable price and efficient execution. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

          The Manager will promptly communicate to the officers and trustees of the Fund such information relating to transactions for the Series as they may reasonably request.

1.                       COMPENSATION OF THE MANAGER
                         ---------------------------

          For the services to be rendered by the Manager as provided in Section 1 of this Agreement, the Fund shall pay to the Manager, at the end of each month, a fee equal to one-twelfth of ___ percent of the daily average net assets of the Series during the month. The value of net assets shall be determined in accordance with definitions contained in the Fund's registration statement and the applicable provisions of the 1940 Act. In the event that this Agreement is terminated at other than a month-end, the fee for such month shall be prorated.

1.                       OTHER SERVICES
                         --------------

          At the request of the Fund, the Manager, in its discretion, may make available to the Fund office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and service shall be provided for or rendered by the Manager and billed to the Fund at the Manager's cost and, where applicable, the cost thereof shall, be apportioned among the several Series of the Fund proportionate to their respective utilization thereof.

1.                       REPORTS
                         -------

          The Fund and the Manager agree to furnish to each other information with regard to their respective affairs as each may reasonably request.

1.                       STATUS OF THE MANAGER
                         ---------------------

          The services of the Manager to the Fund or in respect of the Series, are not to be deemed exclusive, and the Manager shall be free to render similar services to others as long as its services to the Fund or in respect of the Series, are not impaired thereby. The Manager shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.
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1.                       LIABILITY OF MANAGER
                         --------------------

          Except as provided below, in the absence of wilful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Manager, the Manager shall not be subject to liability to the Fund or to any shareholder of the Fund or its Series for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Series.

          No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or the Manager, from liability in violation of Sections 17(h), 17(i), 36(a) or 36 (b) of the 1940 Act.

1.                       PERMISSIBLE INTERESTS
                         ---------------------

          Subject to and in accordance with the Agreement and Declaration of Trust of the Fund and the charter of the Manager, trustees, officers, and shareholders of the Fund are or may be interested in the Manager (or any successor thereof) as directors, officers or shareholders, or otherwise; directors, officers, agents and shareholders of the Manager are or may be interested in the Fund as trustees, officers, shareholders or otherwise; and the Manager (or any successor) is or may be interested in the Fund as a shareholder or otherwise and the effect of any such interrelationships shall be governed by said agreement and declaration of trust and charter and the provisions of the 1940 Act.

1.                       DURATION AND TERMINATION
                         ------------------------

          This Agreement shall become effective on the date first written above and shall continue in effect for a period of two years from such date, and thereafter only if such continuance is approved at least annually by a vote of the Fund's Board of Trustees, including the vote of a majority of the trustees who are not parties to this Agreement or interested persons of any such party, cast in person, at a meeting called for the purpose of voting on such approval. In addition, the question of continuance of this Agreement may be presented to the shareholders of the series; in such event, such continuance shall be effected only if approved by the affirmative vote of the holders of a majority of the outstanding voting securities of the series.

          This Agreement may at any time be terminated without payment of any penalty either by vote of the Board of Trustees of the Fund or by vote of the holders of a majority of the outstanding voting securities of the Series, on sixty days, written notice to the Manager.

          This Agreement shall automatically terminate in the event of its assignment.
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          This Agreement may be terminated by the Manager after ninety days'
written notice to the Fund.

          Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

          As used in this Section 9, the terms "assignment," "interested persons," and a "vote of the holders of a majority of the outstanding voting securities" shall have the respective meanings set forth in Section 2(a)(4),
Section 2(a)(19) and Section 2(a)(42) of the 1940 Act and Rule 18f-2 thereunder.

1.                       SEVERABILITY
                         ------------

          If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          11.            GOVERNING LAW
                         -------------

          To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

          IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed an of the day and year first written above.

                                            WILMINGTON TRUST COMPANY

                                            By:

                                            KIEWIT INVESTMENT TRUST

                                            By:

                                                   Livingston G. Douglas
                                                   President